UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

                Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 14, 2009

Commission file number: 033-74194-01

REMINGTON ARMS COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0350935
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

870 Remington Drive

P.O. Box 700

Madison, North Carolina 27025-0700

(Address of principal executive offices)

(Zip Code)

(336) 548-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K has 3 pages.

ITEM 1.01 Entry into a Material Definitive Agreement.

On April 14, 2009, Remington Arms Company, Inc. (“Remington”) entered into the Third Amendment to Amended and Restated Credit Agreement by and among Remington, RA Brands, L.L.C., The Marlin Firearms Company, H&R 1871, LLC, Wachovia Bank, National Association (“Wachovia”), and the lenders from time to time parties thereto (the “Third Amendment”), which amended that certain Amended and Restated Credit Agreement, dated March 15, 2006 (the “Credit Agreement”), by and among Remington, RA Factors, Inc., Wachovia, and the lenders from time to time parties thereto, as amended on May 31, 2007 (the “First Amendment”), November 13, 2007 (the “Second Amendment”), January 28, 2008 (the “Joinder Agreement”) and June 18, 2008 (the “Letter Amendment”). Capitalized terms used and not defined herein have the meanings set forth in the Credit Agreement, as amended.

The Third Amendment amended certain terms of the Credit Agreement, as previously amended including by, among other things:

1)	Extending the stated maturity of the Revolving Credit Facility (including Remington’s $25.0 million Term Loan) to January 4, 2011;

2)

Amending the interest rate applicable to Remington’s $25.0 million Term Loan to 2.50% plus the Alternate Base Rate, for any advance under the Term Loan that is a "Base Rate Loan" and 4.00% plus the relevant Adjusted London Interbank Offered Rate (LIBOR) for any advance under the Term Loan that is a "Euro-Dollar Loan";

3)	Increasing the fee for any available credit under the Revolving Credit Facility to 0.50% of the average amount of available credit;

4)

Increasing the amount generally available for cash repurchases of Remington’s 10 ½ % Senior Notes due 2011 (the “Notes”) from $20.0 million to $50.0 million; although under certain circumstances Remington may make cash repurchases of Notes in an aggregate amount greater than $50.0 million so long as the portion of the purchase price that exceeds $50.0 million is paid in cash provided by Freedom Group, Inc.;

5)	Including a covenant restricting certain capital expenditures in the aggregate not to exceed $15.0 million during any fiscal year;

6)	Increasing the limit on “Permitted Acquisitions” to $15.0 million;

7)	Providing for a consent to a potential acquisition; and

8)	Amending the pricing grid set forth under the definition of “Applicable Margin” as follows:

Tier	Average Excess Availability (“EA”)	Existing Applicable Margin for Euro-Dollar Loans	Amended Applicable Margin for Euro- Dollar Loans	Existing Applicable Margin for Base Rate Loans	Amended Applicable Margin for Base Rate Loans
I	EA<$20MM	2.00%	4.50%	0.50%	3.00%
II	$20MM>EA<$30MM	1.75%	4.00%	0.25%	2.75%
III	$30MM>EA<$40MM	1.50%	3.75%	0.00%	2.50%
IV	$40MM>EA<$50MM	1.25%	3.50%	(0.25%)	2.50%
V	EA>$50MM	1.00%	3.00%	(0.50%)	2.50%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REMINGTON ARMS COMPANY, INC.

/s/ Stephen P. Jackson, Jr.
Stephen P. Jackson, Jr.

Chief Financial Officer, Secretary and Treasurer
(Principal Financial Officer)

April 20, 2009